                                                                    EXHIBIT 99.1








                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS


                              FINANCIAL STATEMENTS


                                DECEMBER 31, 2002




..

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Valero Energy Corporation

We have audited the accompanying balance sheet of the Valero South Texas Pipeline and Terminal Business as of December 31, 2002, and the related statements of income, cash flows, and changes in net parent investment for the year then ended. These financial statements are the responsibility of Valero Energy Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Valero South Texas Pipeline and Terminal Business as of December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                                           /s/ Ernst & Young LLP

San Antonio, Texas
March 6, 2003

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS

                                  BALANCE SHEET
                                 (in thousands)

                                                                     DECEMBER 31,
                                                                         2002
                                                                     ------------
                                   ASSETS
CURRENT ASSETS:
   Accounts receivable .........................................     $        300
   Other current assets ........................................            1,370
                                                                     ------------
      TOTAL CURRENT ASSETS .....................................            1,670
                                                                     ------------

Property, plant and equipment ..................................          112,873
Less accumulated depreciation and amortization .................           (5,367)
                                                                     ------------
   Property, plant and equipment, net ..........................          107,506
                                                                     ------------
      TOTAL ASSETS .............................................     $    109,176
                                                                     ============

                    LIABILITIES AND NET PARENT INVESTMENT
CURRENT LIABILITIES:
   Accounts payable and accrued liabilities ....................     $      3,243
   Taxes other than income taxes ...............................              322
                                                                     ------------
      TOTAL CURRENT LIABILITIES ................................            3,565

Long-term capital lease obligation .............................           99,280
Deferred income tax liabilities ................................           16,703

Net parent investment ..........................................          (10,372)
                                                                     ------------
     TOTAL LIABILITIES AND NET PARENT INVESTMENT ...............     $    109,176
                                                                     ============

               See accompanying notes to the financial statements.

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS

                               STATEMENT OF INCOME
                                 (in thousands)

                                                   YEAR ENDED
                                                  DECEMBER 31,
                                                      2002
                                                  ------------
REVENUES ....................................     $     27,897
                                                  ------------

COSTS AND EXPENSES:
   Operating expenses .......................           15,780
   General and administrative expenses ......              820
   Depreciation and amortization ............            3,390
                                                  ------------
      TOTAL COSTS AND EXPENSES ..............           19,990
                                                  ------------

OPERATING INCOME ............................            7,907
   Interest expense .........................           (7,743)
                                                  ------------

INCOME BEFORE INCOME TAX EXPENSE ............              164
   Income tax expense .......................               66
                                                  ------------

NET INCOME ..................................     $         98
                                                  ============

              See accompanying notes to the financial statements.

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS

                             STATEMENT OF CASH FLOWS
                                 (in thousands)


                                                                      YEAR ENDED
                                                                     DECEMBER 31,
                                                                         2002
                                                                     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income .....................................................     $         98
Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation and amortization ..............................            3,390
    Accretion of capital lease obligation .....................             1,457
    Deferred income taxes ......................................               66
    Changes in operating assets and liabilities:
     Decrease in accounts receivable ...........................              642
     Decrease in other current assets .........................               104
     Increase in accounts payable and accrued  liabilities .....            1,015
     Increase in taxes other than income taxes .................              243
                                                                     ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES .............            7,015
                                                                     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Maintenance capital expenditures ...............................             (843)
Expansion capital expenditures .................................           (1,235)
                                                                     ------------
         NET CASH USED IN INVESTING ACTIVITIES .................           (2,078)
                                                                     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash repayments to parent ..................................           (4,937)
                                                                     ------------
         NET CASH USED IN FINANCING ACTIVITIES .................           (4,937)
                                                                     ------------

NET INCREASE IN CASH ...........................................               --
CASH AT BEGINNING OF YEAR ......................................               --
                                                                     ------------
CASH AT END OF YEAR ............................................     $         --
                                                                     ============


INTEREST PAID ..................................................     $      6,286
                                                                     ============

              See accompanying notes to the financial statements.

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS

                  STATEMENT OF CHANGES IN NET PARENT INVESTMENT
                                 (in thousands)


                                                 YEAR ENDED
                                                DECEMBER 31,
                                                    2002
                                                ------------
BALANCE AS OF JANUARY 1, 2002 .............     $     (5,533)

   Net income .............................               98
   Net cash repayments to parent ..........           (4,937)
                                                ------------

BALANCE AS OF DECEMBER 31, 2002 ...........     $    (10,372)
                                                ============

              See accompanying notes to the financial statements.

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 1: BUSINESS DESCRIPTION

Valero Energy Corporation (Valero Energy), through capital lease agreements entered into with certain wholly owned subsidiaries of El Paso Corporation (El
Paso) effective June 1, 2001, leases and operates certain pipeline and terminal assets in south Texas, referred to herein as the South Texas Pipeline and Terminal Business (the Business). The Business is comprised of three intrastate common carrier pipelines and related terminalling assets. The three pipeline systems connect Valero Energy's refineries in Corpus Christi and Three Rivers, Texas to the Houston, San Antonio and Rio Grande Valley, Texas markets. Each of the three pipelines are subject to regulation by the Texas Railroad Commission. These regulations include rate regulations, which govern the tariff rates charged to pipeline customers for transportation through a pipeline. Tariff rates for each pipeline are required to be filed with the Texas Railroad Commission upon completion of a pipeline and when a tariff is being revised. In addition, the regulations include annual reporting requirements for each pipeline.

The Business consists of the following assets:
o The Houston Pipeline, a 204-mile pipeline originating in Corpus Christi, Texas and ending in the Houston ship channel area of Pasadena, Texas. The pipeline has the capacity to transport 105,000 barrels per day of refined product produced at Valero Energy's Corpus Christi refinery and third party refineries located in Corpus Christi.
o The San Antonio Pipeline which is comprised of two segments: the north segment, which runs from Pettus, Texas to San Antonio and the south segment which runs from Pettus, Texas to Corpus Christi. The north segment is 74 miles long and has a capacity of 24,000 barrels per day. This segment ends in San Antonio at the San Antonio terminal. The south segment is 60 miles long and has a capacity of 15,000 barrels per day.
o The Valley Pipeline, a 130-mile pipeline originating in Corpus Christi and ending at Edinburg, Texas. The pipeline has the capacity to transport 27,100 barrels per day of refined products produced at Valero Energy's Corpus Christi refinery.
o A terminal located near Victoria, Texas with a storage capacity of 98,000 barrels.
o A terminal located in San Antonio, Texas with a storage capacity of 148,200 barrels.
o A terminal located in Edinburg, Texas with a storage capacity of 184,600 barrels.
o Three terminals located in Houston, Texas with a total capacity of 212,900 barrels of refined product storage and 75,000 barrels of asphalt storage.


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION: These audited financial statements have been prepared in accordance with United States generally accepted accounting principles and include all adjustments considered necessary for a fair presentation. The financial statements represent a carve-out financial statement presentation of the operations of the Business and reflect Valero Energy's historical cost basis as of and for the year ended December 31, 2002.

On Feburary 27, 2003, Valero Energy's Board of Directors approved the contribution of certain assets and liabilities of the Business to Valero L.P., a publicly traded limited partnership in which Valero Energy currently owns an approximate 73.6% interest, in exchange for a cash amount of $150 million. These financial statements do not include any adjustments that might result from the transfer of the Business.

The financial statements include allocations and estimates of direct and indirect Valero Energy general and administrative costs attributable to the operations of the Business. In addition, the majority of the Business' revenues are derived from transportation services provided to Valero Energy, the Business'

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


primary customer. Management believes that the assumptions, estimates and allocations used to prepare these financial statements are reasonable. However, the allocations may not necessarily be indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.

The Business' results of operations may be affected by seasonal factors, such as the demand for petroleum products, which vary during the year, or industry factors that may be specific to a particular period, such as industry supply capacity and refinery turnarounds.

USE OF ESTIMATES: The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews their estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment is stated at cost. Additions to property, plant and equipment, including maintenance and expansion capital expenditures and capitalized interest, are recorded at cost. Maintenance capital expenditures represent capital expenditures to replace partially or fully depreciated assets to maintain the existing operating capacity of existing assets and extend their useful lives. Expansion capital expenditures represent capital expenditures to expand the operating capacity of existing assets, whether through construction or acquisition. Repair and maintenance expenses associated with existing assets that are minor in nature and do not extend the useful life of existing assets are charged to operating expenses as incurred. Depreciation and amortization is provided principally using the straight-line method over the estimated useful lives of the related assets.

IMPAIRMENT OF LONG-LIVED ASSETS: Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The evaluation of recoverability is performed using undiscounted estimated net cash flows generated by the related asset. If an asset is deemed to be impaired, the amount of impairment is determined as the amount by which the net carrying value exceeds discounted estimated net cash flows.

ENVIRONMENTAL REMEDIATION COSTS: Environmental remediation costs are expensed and an associated accrual established when site restoration and environmental remediation and cleanup obligations are either known or considered probable and can be reasonably estimated. Accrued liabilities are not discounted to present value and are not reduced by possible recoveries from third parties. Environmental costs include initial site surveys, costs for remediation and restoration, and ongoing monitoring costs, as well as fines, damages and other costs, when estimable. Adjustments to initial estimates are recorded, from time to time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods. See Note 8 regarding certain environmental liabilities retained by El Paso and Valero Energy.

NET PARENT INVESTMENT: The net parent investment represents a net balance as the result of various transactions between the Business and Valero Energy. The balance is the result of the Business' participation in Valero Energy's centralized cash management program under which all of the Business' cash receipts were remitted to and all cash disbursements were funded by Valero Energy. Other transactions affecting the net parent investment include intercompany transportation and terminalling revenues and related expenses, administrative and support expenses incurred by Valero Energy and allocated to the Business, and income taxes. There are no terms of settlement or interest charges associated with the net parent investment balance.

REVENUE RECOGNITION: Revenues are derived from pipeline transportation and terminalling of refined products. Transportation revenues (based on pipeline tariff rates) are recognized as refined products are transported through the pipeline. Rate regulations govern the tariff rates charged to pipeline customers.

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


Terminalling revenues are recognized as refined products are moved out of the terminal and as additives are blended with refined products.

OPERATING EXPENSES: Operating expenses consist primarily of fuel and power costs, telecommunication costs, labor costs of pipeline field and support personnel, maintenance, utilities and insurance. Such expenses are recognized as incurred.

FEDERAL AND STATE INCOME TAXES: Income taxes are accounted for under the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred amounts are measured using enacted tax rates expected to apply to taxable income in the year those temporary differences are expected to be recovered or settled.

Historically, the Business' results have been included in the consolidated federal income tax returns filed by Valero Energy and have been included in state income tax returns of subsidiaries of Valero Energy. The income tax provision in the statement of income represents the current and deferred income taxes that would have resulted if the Business were a stand-alone taxable entity filing its own income tax returns. Accordingly, the calculations of the income tax provision and deferred income taxes necessarily require certain assumptions, allocations and estimates which management believes are reasonable to reflect the tax reporting for the Business as a stand-alone taxpayer.

INTEREST EXPENSE: Interest expense consists of interest incurred on capital lease obligations.

COMPREHENSIVE INCOME: The Business has reported no comprehensive income due to the absence of items of other comprehensive income in the period presented.

SEGMENT DISCLOSURES: The Business operates in only one segment, the petroleum pipeline segment of the oil and gas industry.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES: The Business currently does not hold or trade derivative instruments.

NEW ACCOUNTING PRONOUNCEMENT

In June 2001, the Financial Accounting Standards Board issued Statement No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards for accounting for an obligation associated with the retirement of a tangible long-lived asset. An asset retirement obligation should be recognized in the financial statements in the period in which it meets the definition of a liability as defined in FASB Concepts Statement No. 6, "Elements of Financial Statements." The amount of the liability would initially be measured at fair value. Subsequent to initial measurement, an entity would recognize changes in the amount of the liability resulting from (a) the passage of time and (b) revisions to either the timing or amount of estimated cash flows. Statement No. 143 also establishes standards for accounting for the cost associated with an asset retirement obligation. It requires that, upon initial recognition of a liability for an asset retirement obligation, an entity capitalize that cost by recognizing an increase in the carrying amount of the related long-lived asset. The capitalized asset retirement cost would then be allocated to expense using a systematic and rational method. Statement No. 143 will be effective for financial statements issued for fiscal years beginning after June 15, 2002, with earlier application encouraged. The Business is currently evaluating the impact of adopting this new statement, however, at the present time does not believe the statement will have a material impact on its financial position or results of operations.

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


NOTE 3: PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, which primarily represents assets leased from El Paso under capital leases, consisted of the following:

                                                              ESTIMATED        DECEMBER 31,
                                                             USEFUL LIVES          2002
                                                             ------------      ------------
                                                                (years)        (in thousands)
Land ...................................................               --      $      1,146
Pipelines, terminals and related buildings and
  equipment ............................................            16-33            97,419
Rights of way ..........................................               33            11,708
Construction in progress ...............................               --             2,600
                                                                               ------------
    Total ..............................................                            112,873
Accumulated depreciation and amortization ..............                             (5,367)
                                                                               ------------
    Property, plant and equipment, net .................                       $    107,506
                                                                               ============

As of December 31, 2002, assets held under capital lease had a net book value of $104.9 million, net of accumulated amortization of $5.4 million.


NOTE 4: INCOME TAXES

The amounts presented below relate only to the Business and were calculated as if the Business filed separate federal and state income tax returns.

The provision for income taxes consisted of the following:

                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                                               2002
                                                                           ------------
                                                                          (in thousands)
    Deferred:
      Federal.......................................................         $    57
      State.........................................................               9
                                                                             -------
        Total deferred..............................................              66
                                                                             -------
    Income tax expense..............................................         $    66
                                                                             =======

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the Business' financial statements. The components of the Business' net deferred income tax liabilities consisted of the following:

                                                                           DECEMBER 31,
                                                                               2002
                                                                           ------------
                                                                          (in thousands)
         Deferred income tax assets:
              Net operating loss carry-forward.........................     $   1,633
                                                                            ---------
                   Total deferred income tax assets....................         1,633
                                                                            ---------

         Deferred income tax liabilities:
             Property, plant and equipment.............................        18,298
              Other liabilities........................................            38
                                                                            ---------
                   Total deferred income tax liabilities...............        18,336
                                                                            ---------

         Net deferred income tax liabilities...........................     $  16,703
                                                                            =========

The differences between the Business' effective income tax rate and the U.S. federal statutory rate is reconciled as follows:


                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                                               2002
                                                                           ------------
                                                                          (in thousands)
         U. S. federal statutory rate..................................        35.00%
         State income taxes (net of federal tax benefit)...............         5.24
                                                                              ------
             Effective income tax rate.................................        40.24%
                                                                              ======


NOTE 5: RELATED-PARTY TRANSACTIONS

Transactions between the Business and Valero Energy included pipeline tariff and terminal throughput revenues received by the Business from Valero Energy and the allocation of salary and employee benefit costs, insurance costs and administrative fees from Valero Energy to the Business. Such transactions cannot be presumed to be carried out on an arm's length basis as the requisite conditions of competitive, free-market dealings may not exist. For purposes of these financial statements, payables and receivables related to transactions between the Business and Valero Energy are included as a component of the net parent investment.

The Business participated in Valero Energy's centralized cash management program under which cash receipts and cash disbursements were processed through Valero Energy's cash accounts with a corresponding credit or charge to an intercompany account. This intercompany account is included in the net parent investment balance.

During the year ended December 31, 2002, Valero Energy provided the Business with certain general and administrative services, including the centralized corporate functions of legal, accounting, treasury, environmental, engineering, information technology, and human resources. For these services, Valero Energy charged the Business approximately 0.5% of its total general and administrative expenses incurred in the United States, with this allocation based on investments in property and personnel headcount.

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


Management believes that the amount of general and administrative expenses allocated to the Business is a reasonable approximation of the costs related to the Business.

The following table summarizes transactions between the Business and Valero Energy:

                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                                               2002
                                                                          -------------
                                                                          (in thousands)
         Revenues.....................................................        $25,801
         Operating expenses...........................................          3,606
         General and administrative expenses..........................            820


NOTE 6: EMPLOYEE BENEFIT PLANS

Employees who work in the Business are included in the various employee benefit plans of Valero Energy. These plans include qualified, non-contributory defined benefit retirement plans, defined contribution 401(k) plans, employee and retiree medical, dental and life insurance plans, long-term incentive plans (i.e., stock options and bonuses) and other such benefits. For the purposes of these carve-out financial statements, the Business is considered to be participating in multi-employer benefit plans of Valero Energy.

The Business' allocated share of Valero Energy employee benefit plan expenses were $501,000 for the year ended December 31, 2002. These employee benefit plan expenses are included in operating expenses with the related payroll costs.


NOTE 7: LEASES

In connection with the capital lease agreements with El Paso discussed in Note 1, approximately $97,024,000 of capital lease obligation was attributed to the Business as of June 1, 2001. The lease agreements are for a term of 20 years and require Valero Energy to make total annual lease payments of $18.5 million for each of the first two years and increasing amounts thereafter. Approximately $6.3 million of those annual lease payments are attributable to the Business. As payments during the first two years of the capital lease term were less than interest incurred during that period, the capital lease obligation has increased since June 1, 2001. Accretion for the year ended December 31, 2002 and since the inception of the lease was $1,457,000 and $2,143,000, respectively. The Business' future minimum lease payments under the capital lease with El Paso are as follows (in thousands):

         Minimum lease payments.......................................       $ 102,537
            Less interest expense.....................................          (3,257)
                                                                             ---------
         Capital lease obligation.....................................       $  99,280
                                                                             =========

Valero Energy has the option to purchase the facilities at the end of the second year of the lease and for increasing amounts each succeeding year through the end of the lease term. The minimum lease payments above represent payments from January 1, 2003 through June 1, 2003 (the purchase option date) plus the amount of the purchase option. See the discussion regarding the exercise of that option in Note 10, "Subsequent Events".

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


In addition, the Business leases certain equipment and vehicles under operating lease agreements expiring through 2007. Future minimum rental payments applicable to noncancellable operating leases as of December 31, 2002, are as follows (in thousands):

         2003..........................................................        $    91
         2004..........................................................             90
         2005..........................................................             89
         2006..........................................................             54
         2007..........................................................              9
                                                                               -------
            Future minimum lease payments..............................        $   333
                                                                               =======

Rental expense for all operating leases totaled $80,000 for the year ended December 31, 2002.


NOTE 8: ENVIRONMENTAL MATTERS

The operations of the Business are subject to environmental laws and regulations adopted by various federal, state and local governmental authorities in the jurisdictions in which it operates. Although management believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in the petroleum pipeline industry, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly stringent environmental laws and regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations, could result in substantial costs and liabilities. Accordingly, the Business has adopted policies, practices and procedures in the areas of pollution control, product safety, occupational health and the handling, storage, use and disposal of hazardous materials to prevent material environmental or other damage, and to limit the financial liability which could result from those events. However, some risk of environmental or other damage is inherent in the Business, as it is with other companies engaged in similar businesses.

In connection with Valero Energy's lease of the El Paso assets, Valero Energy assumed all environmental liabilities related to the facilities with certain exceptions. El Paso retained liabilities for, and agreed to indemnify Valero Energy against (a) all environmental claims and costs related to offsite hazardous materials on or under certain adjacent properties, and all claims and costs pertaining to offsite environmental conditions arising under the requirements of an agreed final judgment dated April 1, 1998 between the State of Texas and Coastal Refining and Marketing, Inc. (a subsidiary of El Paso), (b) any environmental claim or cost related to the transportation or offsite disposal of any hazardous substance related to the facilities prior to June 1, 2001, (c) bodily injury and property damage resulting from exposure to or contamination by hazardous materials arising from El Paso's operation and use of the facilities prior to June 1, 2001, and (d) environmental claims and costs relating to the presence of hazardous materials resulting from El Paso's continued use of its assets that are located at or adjacent to the site of the facilities leased by Valero Energy. El Paso also retained liabilities for any pre-existing orders, judgments or citations that El Paso failed to disclose prior to June 1, 2001. Valero Energy's assumed liabilities include certain environmental remediation obligations relating primarily to soil and groundwater contamination at the leased facilities. These assumed liabilities are monitored by a corporate environmental area which is responsible for determining the propriety of any payments or adjustments to accruals related to the liabilities that arose prior to the inception of the lease with El Paso. These assumed environmental liabilities are considered the responsibility of Valero Energy, rather than the Business, and thus are not included in these financial statements. Liabilities pertaining to the Business arising subsequent to the inception of the lease are the responsibility of the Business and such costs are charged to the Business. However, no liabilities have arisen since the inception of the lease, and thus no environmental liability is reflected in the balance sheet as of December 31, 2002.

                VALERO SOUTH TEXAS PIPELINE AND TERMINAL BUSINESS
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


NOTE 9: CONTINGENCIES AND COMMITMENTS

There are various legal proceedings and claims pending against the Business which arise in the ordinary course of business. It is management's opinion, based upon advice of counsel, that these matters, individually or in the aggregate, will not have a material adverse effect on the results of operations or financial position of the Business.


NOTE 10: SUBSEQUENT EVENTS

On February 28, 2003, Valero Energy exercised its option to purchase from El Paso the refinery in Corpus Christi and the related South Texas pipeline and terminalling assets that it had been leasing and operating since June 1, 2001. These assets were purchased for an aggregate consideration of approximately $289.3 million.

Effective March 1, 2003, the impact of volumetric variances in the pipelines will be borne by the shippers in the Business' pipelines. The net reduction to income before income tax expense of volumetric variances in the pipelines was $636,000 for the year ended December 31, 2002.